For Immediate Release                                               NEWS RELEASE
--------------------------------------------------------------------------------
                             Contact: Joseph C. Horvath, Chief Financial Officer
                                                     717-264-7161 Extension 4465

             TB WOOD'S REPORTS RESULTS FOR THE THIRD QUARTER OF 2003

         Chambersburg, October 23, 2003---TB Wood's Corporation (NASDAQ: TBWC) announced today that revenues for the third quarter ended September 26, 2003, were $23.1 million, compared to $25.2 million for the prior year's third quarter. Net income was $56 thousand for the third quarter of 2003 versus $368 thousand for last year's third quarter. Earnings per diluted share for the third quarter of 2003 were $0.01 compared to $0.07 for the same quarter last year. The third quarter lower revenue level was driven by our distributors continuing to liquidate inventories, which resulted in lower earnings per share.

         Revenues for the nine-month period ended September 26, 2003 were $70.8 million compared to $80.1 million for the same period in 2002. For the first nine months of 2003, net income was $0.6 million compared to net income of $1.4 million for same period of 2002 before the effect of a change in accounting principle related to the Company's adoption of SFAS 142.

         Michael L. Hurt, President, said, "We believe that the inventory liquidation of our products in the distribution channel is nearing an end based on our analysis of channel inventory levels. Therefore, we are cautiously optimistic about the future, in light of the improving economic indicators. However, in the near term we are maintaining strict cost controls, while continuing to invest in new product development, additional electronics sales specialists, lean manufacturing initiatives and enterprise system upgrades."

         On October 6, 2003, the Board of Directors declared a quarterly dividend of $0.09 per share, marking the thirty-first consecutive dividend since our initial public offering in February, 1996.

         TB Wood's (www.tbwoods.com) is an established designer, manufacturer and marketer of electronic and mechanical industrial power transmission products, which are sold to North American and international manufacturers and users of industrial equipment. Headquartered in Chambersburg, Pennsylvania, the Company operates production facilities in the United States, Mexico, Germany, Italy and India.

         This press release contains statements that are forward looking within the meaning of applicable securities laws. These statements include or imply projections of future performance that are based upon the Company's expectations and assumptions. These expectations and assumptions, as well as the Company's future performance are subject to a number of risks and uncertainties. Factors that could cause actual results to differ from projected results are discussed in various of the Company's documents filed with the SEC.

                              TB Wood's Corporation
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                                            Unaudited                 Unaudited
                                                                    Third Quarter    Ended       Nine Months   Ended
                                                                    -----------------------      ---------------------
                                                                       Sept. 26,   Sept. 27,     Sept. 26,    Sept 27,
                                                                          2003        2002         2003         2002
                                                                        -------     -------       -------     -------
Net Sales ...........................................................   $23,101     $25,241       $70,758     $80,099
Cost of Sales .......................................................    15,967      17,415        48,671      54,696
                                                                        -------     -------       -------     -------
     Gross profit ...................................................     7,134       7,826        22,087      25,403

Selling, General, and administrative expenses .......................     6,823       7,036        20,326      22,302
                                                                        -------     -------       -------     -------
    Operating Income, before minority interest ......................       311         790         1,761       3,101
Minority interest in loss (income) ..................................         1           2             2        (150)
                                                                        -------     -------       -------     -------
    Operating Income ................................................       312         792         1,763       2,951
                                                                        -------     -------       -------     -------

     Interest expense and other finance charges .....................      (232)       (227)         (680)       (660)
     Other, net .....................................................        (2)         86           167         101
                                                                        -------     -------       -------     -------
     Other income, (expense), net ...................................      (234)       (141)         (513)       (559)
                                                                        -------     -------       -------     -------

Income before provision for income taxes and cumulative
  effect of change in accounting principle ..........................        78         651         1,250       2,392

Provision for income taxes ..........................................        22         283           631       1,028
                                                                        -------     -------       -------     -------

Income before cumulative effect of change in
  accounting principle ..............................................        56         368           619       1,364

Cumulative effect of change in accounting principle,
  net of income tax .................................................        --          --            --      (2,846)
                                                                        -------     -------       -------     -------

Net (loss) income ...................................................      $ 56       $ 368         $ 619     $(1,482)
                                                                        =======     =======       =======     =======

Basic and Diluted Income before cumulative effect of
  change in accounting principle per common share ...................     $0.01       $0.07         $0.12       $0.26

Basic and Diluted Cumulative effect of change in accounting
  principle per common share ........................................        --          --            --      $(0.54)
                                                                        -------     -------       -------     -------

Basic and Diluted Net (Loss) Income after cumulative
  effect of change in accounting principle per common share .........     $0.01       $0.07         $0.12      $(0.28)
                                                                        =======     =======       =======     =======

Basic and Diluted Weighted average shares of common
  stock and equivalents outstanding .................................     5,156       5,234         5,156       5,231
                                                                        -------     -------       -------     -------

                      Condensed Consolidated Balance Sheets
                 as of September 26, 2003 and December 27, 2002
                                 (in thousands)

                                      Unaudited                Liabilities and            Unaudited
Assets                                   2003       2002       Shareholders' Equity          2003       2002
-----------------------------------   ---------------------   ------------------------    ---------------------
Current Assets                         $39,764     $37,312    Current Liabilities          $17,409     $34,720
Property and equipment, net             27,940      30,170    Long-term debt                23,411       5,436
Deferred Taxes                           2,732       3,298    Other long-term
Goodwill, net                            5,476       5,172      liabilities                 10,452      11,007
Other Assets                             1,527       1,624    Shareholders' Equity          26,167      26,413
                                       -------     -------                                 -------     -------

     Total                             $77,439     $77,576         Total                   $77,439     $77,576
                                       =======     =======                                 =======     =======